SUB-ITEM 77H

                          MFS VARIABLE INSURANCE TRUST

         As of June 30, 2004, the following entity beneficially owned more than 25% of any one series' voting securities, thereby becoming a controlling entity of such series:






                                                                   % OF SHARES
SERIES                           OWNER AND ADDRESS                 OWNED BY THE
                                                                    ENTIRE FUND

MFS Strategic Income Series      Ameritas Life Insurance Company       27.20%
(Initial Class)                  Separate Account VA-2 (Annuity)
                                 Attn Giang Nguyen

                                 5900 O St
                                 Lincoln, NE  68510-2252

MFS Global Equity Series        Hartford Life Insurance Company        26.25%
(Initial Class)                 Separate Account Seven
                                Attn David Ten Broeck
                                200 Hopmeadow St.
                                Weatogue, CT  06089-9793


         As of June 30, 2004, the following entity no longer beneficially owned more than 25% of any one series' voting securities, thereby ceasing to be a controlling entity of such series:


MFS Bond Series (Initial Class)                First Citicorp Life Insurance Co.